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EXHIBIT 5.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm in the Registration Statement (Form F-10) and related short form prospectus of Talisman Energy Inc. (the "Corporation") dated March 16, 2010.

        We consent to the incorporation by reference therein of our reports to the shareholders of the Corporation dated March 2, 2010 with respect to the consolidated financial statements of the Corporation as at December 31, 2009 and 2008 and for each of the years ended December 31, 2009, 2008 and 2007, and the effectiveness of internal control over financial reporting as of December 31, 2009, included in an exhibit to the Corporation's Annual Report (Form 40-F) for the year ended December 31, 2009.

Calgary, Canada
March 16, 2010	Chartered Accountants

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  EXHIBIT 5.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM